UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 11, 2024
Date of Report (Date of earliest event reported)

Southern California Gas Company
(Exact name of registrant as specified in its charter)

California	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West 5th Street, Los Angeles, California 90013	(213) 244-1200
(Address of principal executive offices) (Zip Code)	(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2024, the Board of Directors (the “Board”) of Southern California Gas Company (the “Company”), a subsidiary of Sempra, appointed Sara P. Mijares to be the chief accounting officer of the Company, a position currently held by Mia L. DeMontigny, effective May 11, 2024. Ms. DeMontigny will continue to serve as senior vice president, chief financial officer and treasurer of the Company.

Ms. Mijares will continue to serve as vice president and controller of the Company, positions she has held since July 2022, and as assistant treasurer of the Company, a position she has held since April 2023. Previously, she served as vice president of accounting and finance of the Company from August 2021 to July 2022 and as assistant controller of the Company from June 2020 to July 2022. Prior to joining the Company, Ms. Mijares held various roles at PricewaterhouseCoopers LLP since 2003.

In connection with her appointment as chief accounting officer of the Company, Ms. Mijares’ annual salary will be increased to $284,000, effective May 11, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: April 15, 2024	By: /s/ Mia L. DeMontigny
Mia L. DeMontigny Senior Vice President, Chief Financial Officer and Chief Accounting Officer